Filing Pursuant to Rule 424(b)(3)
Registration Statement No. 333-107178

PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated December 23, 2003)

ADVANCED VIRAL RESEARCH CORP.
Common Stock

     This prospectus supplement no. 3 adds to the information contained in the prospectus dated December 23, 2003 of Advanced Viral Research Corp., prospectus supplement no. 1 dated February 5, 2004 and prospectus supplement no. 2 dated February 25, 2004. The prospectus relates to the offer and sale from time to time of up to 497,517,232 shares of common stock by the selling security holders named therein.

Alan Gallantar resigned as the Chief Financial Officer and Treasurer of Advanced Viral Research Corp. (the “Company”), effective April 19, 2004. On April 19, 2004, the Company appointed Martin Bookman as acting Chief Financial Officer and Treasurer.

     This prospectus supplement no. 3 should be read in conjunction with, and may not be delivered or utilized without, the prospectus and prospectus supplement no. 1 and prospectus supplement no. 2

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement no. 3 is April 23, 2004.